                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           HALTER MARINE GROUP, INC.
            (Exact name of registrant as specified in its charter)



                DELAWARE                                75-2656828
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                         13085 INDUSTRIAL SEAWAY ROAD
                          GULFPORT, MISSISSIPPI 39503
         (Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class            Name of each exchange on which
        to be so registered            each class is to be registered

  4 1/2% CONVERTIBLE SUBORDINATED           AMERICAN STOCK EXCHANGE
           NOTES DUE 2004

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-38491

     Securities to be registered pursuant to Section 12(g) of the Act:  None.
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Application has been made to list the 4 1/2% Convertible Subordinated Notes due 2004 (the "Notes"), of Halter Marine Group, Inc. (the "Registrant") to be registered hereunder on the American Stock Exchange (the "AMEX"), and such application has been approved. A description of the Notes is set forth under the caption "Description of Notes" in the Prospectus contained in the registration statement on Form S-3 of the Registrant (Registration No. 333-38491), as amended, originally filed with the Securities and Exchange Commission (the "Commission") on October 22, 1997, which registration statement is incorporated herein by reference.

ITEM 2.   EXHIBITS.*

     1. Registration Statement on Form S-3 (Registration No. 333-38491) of the Registrant (incorporated herein by reference to such filing).

     2. Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-6967)).

     3. Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-6967)).

     4. Rights Agreement dated September 23, 1997 between the Registrant and The Bank of New York, as Rights Agent (incorporated herein by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-39379)).

     5. Form of Certificate evidencing Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-6967)).

     6. Indenture dated as of September 15, 1997 among the Registrant and U.S. Trust Company of Texas, N.A. (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-38491)).

     7. Registration Rights Agreement dated as of September 15, 1997 among the Registrant and Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch, Pierce, Fenner and Smith Incorporated (incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-38491)).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 29, 1997                HALTER MARINE GROUP, INC.



                                       By: /s/ Rick S. Rees
                                          -----------------------------------
                                          Rick S. Rees, Executive Vice President